CONTACT:	Alisa Rosenberg (914) 640-5214
FOR IMMEDIATE RELEASE
October 26, 2006

STARWOOD REPORTS THIRD QUARTER 2006 RESULTS
WHITE PLAINS, NY, October 26, 2006 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):
Third Quarter 2006 Highlights
▪	Excluding special items, EPS from continuing operations was $0.68 compared to $0.58 for the third quarter of 2005. Including special items, EPS from continuing operations was $0.71 compared to $0.18 in the third quarter of 2005.

▪	Worldwide System-wide REVPAR for Same-Store Hotels increased 9.2% compared to the third quarter of 2005. System-wide REVPAR for Same-Store Hotels in North America increased 7.5% when compared to the third quarter of 2005.

▪	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 11.7% compared to the third quarter of 2005. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 10.6% when compared to the third quarter of 2005.

▪	Margins at Starwood branded Same-Store Owned Hotels in North America and Worldwide improved approximately 190 and 110 basis points, respectively, when compared to the third quarter of 2005.

▪	Management and franchise revenues increased 71.4% when compared to 2005, including revenues from the Le Méridien hotels and the hotels sold to Host.

▪	The Company signed 33 hotel management and franchise contracts (representing approximately 7,400 rooms). Through the first nine months of 2006, the Company signed 94 hotel management and franchise contracts (representing approximately 23,800 rooms).

▪	Excluding residential sales, contract sales at vacation ownership properties increased 13.5% when compared to 2005. Reported revenues from vacation ownership and residential sales increased $22 million when compared to 2005. Strong increases in revenues from vacation ownership sales were partially offset by a decline in residential sales.

▪	Excluding special items, income from continuing operations was $148 million compared to $131 million in the same period of 2005. Net income, including special items, was $155 million compared to $39 million in the third quarter of 2005.

▪	Total Company Adjusted EBITDA was $328 million when compared to $347 million in 2005. The year over year reduction is due to the sale of 51 hotels since the beginning of the third quarter of 2005 and stock based compensation expense, offset in part by increases in management and franchise revenues.

▪	During the third quarter, the Company repurchased approximately 9 million shares at a cost of $477 million. Through the first nine months of 2006, the Company repurchased 21.1 million shares at a cost of $1.229 billion.
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2006 of $0.71 compared to $0.18 in the third quarter of 2005. Excluding special items, EPS from continuing operations was $0.68 for the third quarter of 2006 compared to $0.58 in the third quarter of 2005. Excluding special items, the effective income tax rate in the third quarter of 2006 was 21.2%. The effective tax rate includes benefits realized in connection with the sales of several hotels in unconsolidated joint ventures.
Income from continuing operations was $155 million in the third quarter of 2006 compared to $40 million in 2005. Excluding special items, which net to a $7 million benefit in 2006, income from continuing operations was $148 million for the third quarter of 2006 compared to $131 million in 2005.
Income from continuing operations for the third quarter of 2006 as compared to 2005 was impacted by four major items:
▪	Operating income was impacted as a result of the sale of 51 hotels since the beginning of the third quarter of 2005. These hotels had $14 million of revenues and $11 million of expenses (before depreciation) in 2006 as compared to $344 million of revenues and $247 million of expenses (before depreciation) in the same quarter of 2005. These hotels generated approximately $29 million of management and franchise revenues in the third quarter of 2006.

▪	The Company implemented SFAS 123(R), “Share Based Payment,” on January 1, 2006 which resulted in approximately $12 million of non-cash stock option expense.

▪	Vacation ownership and residential operating income increased by approximately $8 million. Vacation ownership operating income increased $23 million while residential income declined by $15 million.

▪	The Company recorded interest income of $13 million as a result of the collection, in full, of a mezzanine note, together with interest which had been reserved.
Net income was $155 million and EPS was $0.71 in the third quarter of 2006 compared to net income of $39 million and EPS of $0.17 in the third quarter of 2005.
Steven J. Heyer, CEO, said, “I am extremely pleased with our results for the third quarter. All of our business units are performing on all cylinders and we expect this strength to continue into 2007 and beyond.

Systemwide REVPAR increased 9.2% in the quarter, with strength across all our brands. At our owned hotels, North America branded REVPAR was up an industry-leading 10.6% and margins improved 190 basis points as strong ADR growth coupled with productivity improvements drove strong flowthrough. Our fee business continues its impressive growth, with managed and franchise revenues up 71.4%. Even after adjusting for the Host and Le Méridien transactions, we delivered 24.2% growth. Our vacation ownership business also exceeded our guidance as contract sales were up 13.5%, and reported revenues increased 43.1%.
Just as our brand initiatives resonate with the consumer, they are resonating with developers around the world, helping drive our pipeline growth as they increasingly turn to Starwood’s brands for their hotel projects. We have signed 94 hotel deals, and opened 41 hotels year-to-date. We are on track to exceed our target for 50 hotel openings in 2006.
During the third quarter, we bought back 9 million shares of our stock, and since announcing the Host transaction last November, we have bought back $1.5 billion in stock. This is in addition to the $2.8 billion we returned through the Host transaction earlier this year and $276 million in dividends. With our impressive free cash flow generation and balance sheet strength, we have significant capacity to continue returning value to shareholders through our dividend policy and share buybacks while continuing to invest in the growth of our business.
We are optimistic that we will turn in another year of strong growth in 2007: Supply growth remains below its long-term trendline and the demand outlook is favorable, our business fundamentals remain very strong, and we expect these trends to continue.”
Operating Results
Third Quarter Ended September 30, 2006
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 11.7%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 10.6%. REVPAR growth was particularly strong at the Company’s owned hotels in Toronto, Chicago, Atlanta, and Philadelphia. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 10.2% excluding the impact of foreign exchange, and as reported, in US dollars, branded Same-Store Owned Hotel REVPAR increased 13.6%.
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 9.4% while costs and expenses increased 6.6% when compared to 2005. Margins at Starwood branded Same-Store Owned Hotels increased 190 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 9.4% while costs and expenses increased 7.7% when compared to 2005. Margins at Starwood branded Same-Store Owned Hotels increased 110 basis points.
Reported revenues at owned, leased and consolidated joint venture hotels were $594 million when compared to $871 million in 2005. Reported revenues and operating income were impacted by the sale of 51 hotels since the beginning of the third quarter of 2005. These hotels had $14 million of revenues and $11 million of expenses (before depreciation) in 2006 as compared to $344 million of revenues and $247 million of expenses (before depreciation) in the same quarter of 2005.
Management and Franchise Revenues
Worldwide System-wide (owned, managed and franchised) REVPAR for Same-Store Hotels increased 9.2% compared to the third quarter of 2005 including 16.8% in Europe, 10.5% in Africa & the Middle East, 8.6% in Latin America, 7.5% in North America, and 6.1% in Asia Pacific. The 7.5% increase in System-wide REVPAR for Same-Store Hotels in North America by brand was: St. Regis/Luxury Collection 12.8%, W Hotels 11.2%, Westin 8.5% and Sheraton 6.8%.
Management fees, franchise fees and other income were $182 million, up $56 million, or 44.4%, from the third quarter of 2005. Management fees grew 67.8% to $99 million and franchise fees grew 24.0% to $31 million. The increases are related to the addition of new hotels (including Le Méridien hotels and the hotels sold to third parties, including Host Hotels & Resorts, Inc. (“Host”)), and growth in REVPAR of existing hotels under management, offset in part by fees associated with hotels that left the system.
The hotels sold to Host and the Le Méridien hotels contributed $27 million and $16 million, respectively, of management and franchise revenues during the third quarter of 2006. Worldwide Le Méridien hotels that were in operation during both periods had REVPAR growth of 13.2% in the third quarter of 2006 when compared to 2005 with ADR increasing 13.1% and occupancy increasing 10 basis points.
During the third quarter of 2006, the Company signed 33 hotel management and franchise contracts (representing approximately 7,400 rooms: 10 Sheraton, 7 Westin, 6 aloft, 4 Four Points by Sheraton, 3 Le Méridien, 2 W Hotels, and 1 Luxury Collection). Of the hotels signed in the quarter, 28 were new builds and 5 were conversions from other brands. Through the first nine months of 2006, the Company signed 94 hotel management and franchise contracts (representing approximately 23,800 rooms). The Company’s active global development pipeline grew to approximately 330 hotels with almost 90,000 rooms at September 30, 2006, driven by strong interest in all Starwood brands. Approximately half of its pipeline is in international locations.
During the third quarter of 2006, 18 new hotels and resorts (representing approximately 3,700 rooms) entered the system, including the Le Royal Meridien Shanghai (Shanghai, China, 600 rooms), the Sheraton Orlando North (Orlando, Florida, 394 rooms) and the W Maldives (Male, Maldives, 78 rooms). Eight properties (representing approximately 2,300 rooms) were removed from the system during the quarter. The Company expects to open more than 50 hotels (representing approximately 14,000 rooms) in 2006.
Vacation Ownership
While contract sales of vacation ownership intervals were up 13.5%, total vacation ownership reported revenues increased 43.1% to $249 million when compared to 2005 due primarily to the timing of the recognition of deferred revenues under percentage of completion accounting for pre-sales at projects under construction. The average price per vacation ownership unit sold increased 8.8% to approximately $25,000, and the number of contracts signed increased 4.4% when compared to 2005.
During the third quarter of 2006, the Company was actively selling vacation ownership interests at 15 resorts. Starwood Vacation Ownership is also in the predevelopment phase of several other new vacation ownership resorts in Hawaii, California, Mexico, and Aruba.
Residential
During the third quarter of 2006, the Company recognized residential revenues of approximately $6.0 million primarily from sales at the St. Regis in New York. To date, the Company has recognized approximately $34.1 million in revenues from the sale of condominiums at the St. Regis in New York. In the third quarter of 2005, the Company recognized residential revenues of $59 million primarily associated with sales at the St. Regis Museum Tower in San Francisco.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 17.3% to $115 million compared to the third quarter of 2005. The increase primarily relates to stock based compensation, including approximately $10 million of stock option expense.
Asset Sales
During the third quarter of 2006, the Company sold two wholly-owned hotels for cash proceeds of approximately $86 million. It is anticipated that two hotels will be sold in the fourth quarter of 2006 for cash proceeds of approximately $30 million.
Capital
Gross capital spending during the quarter included approximately $47 million in renovations of hotel assets including construction capital at the Sheraton Centre Toronto Hotel, the Westin Resort & Spa, Cancun, and the Sheraton Kauai Resort. Investment spending on gross vacation ownership interest (“VOI”) inventory was $88 million, which was offset by cost of sales of $64 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas North in Maui, the Westin Princeville Resort in Kauai, the Desert Willow Villas in Palm Desert, and the Westin Lagunamar Resort in Cancun.
Share Repurchase
During the third quarter of 2006, the Company repurchased approximately 9 million shares at a total cost of approximately $477 million. Since January 1, 2006, the Company has returned more than $4.3 billion to shareholders, including $2.8 billion in connection with the sale of 33 hotels to Host Hotels & Resorts, Inc., approximately $1.229 billion for the repurchase of approximately 21.1 million shares of its stock and $276 million in dividends. At September 30, 2006, approximately $414 million remained available under the Company’s share repurchase authorization. Starwood had approximately 212 million shares outstanding (including partnership units) at September 30, 2006.

Dividend
The Company’s former REIT subsidiary paid dividends of $0.21 per share for each of the first and second quarters of 2006. It is currently expected that, subject to the approval of the Board of Directors, the remaining 2006 dividend of $0.42 per share will be declared by the Company in December 2006 to be paid in January 2007, as set forth in the dividend policy that was adopted by the Board of Directors.
Balance Sheet
At September 30, 2006, the Company had total debt of $3.074 billion and cash and cash equivalents (including $322 million of restricted cash) of $637 million, or net debt of $2.437 billion, compared to net debt of $2.185 billion at the end of the second quarter of 2006.
At September 30, 2006, debt was approximately 58% fixed rate and 42% floating rate and its weighted average maturity was 4.6 years with a weighted average interest rate of 6.76%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.583 billion.
Results for the Nine Months Ended September 30, 2006
EPS from continuing operations increased to $4.06 compared to $1.18 in 2005. Excluding special items, EPS from continuing operations was $1.82 compared to $1.63 in 2005. Excluding special items, income from continuing operations was $408 million compared to $364 million in 2005. Net income was $840 million and EPS was $3.74 compared to $263 million and $1.18, respectively, in 2005. Total Company Adjusted EBITDA, which was significantly impacted by the sale of 54 hotels since the beginning of 2005, was $926 million compared to $1.026 billion in 2005.
Outlook
The Company’s guidance for 2006 assumes the following change since the last time we provided estimates:
▪	The impact of two hotel sales which are expected to close in the fourth quarter.
For the three months ending December 31, 2006:
▪	Adjusted EBITDA would be expected to be approximately $374 million assuming:
▪	REVPAR at Same-store Owned Hotels in North America increases approximately 7%-9% versus the same period in 2005 due to renovations at the Westin Maui and Hurricane Katrina related impact at owned hotels in Atlanta and Houston. Excluding these hotels, the fourth quarter assumed growth trends would be 9%-11%.

▪	North America Same-Store Owned Hotel EBITDA growth of 11%-13% with owned hotel margin improvement of approximately 150—200 basis points.

▪	Growth from management and franchise revenues of approximately 45% to 50% including revenues earned from the hotels sold to Host, and 20% to 25%, excluding the hotels sold to Host.

▪	An increase in operating income from our vacation ownership and residential business of $55-$60 million (including gains on sale of vacation ownership notes receivable of $10-$15 million).
▪	Income from continuing operations, excluding special items, would be expected to be approximately $158 million reflecting an effective tax rate of approximately 33%.

▪	EPS would be expected to be approximately $0.73.
For the full year 2006:
▪	Adjusted EBITDA would be expected to be approximately $1.300 billion assuming:
▪	REVPAR at Same-Store Owned Hotels in North America increases approximately 11% versus 2005.

▪	North America Same-Store Owned Hotel EBITDA growth of approximately 19% with owned hotel margin improvement of approximately 200-250 basis points.

▪	Growth from management and franchise revenues of over 50%-55% including revenues from the hotels sold to Host and approximately 30%-35%, excluding revenues from the hotels sold to Host.

▪	An increase in operating income from our vacation ownership and residential business of approximately $10 million to $15 million (including gains on sales of vacation ownership notes receivable of $10 million to $15 million in the fourth quarter of 2006).
▪	Full year income from continuing operations, excluding special items, would be expected to be approximately $565 million reflecting an effective tax rate of approximately 23%.

▪	Full year EPS would be expected to be approximately $2.55.

▪	Full year capital expenditures (excluding timeshare inventory) would be approximately $500 million, including $200 million for maintenance, renovation and technology and $300 million for other growth initiatives. Additionally, net capital expenditures for timeshare inventory would be approximately $175 million.

▪	Full year cash interest expense would be approximately $210 million and cash taxes of approximately $150 million.

For the full year 2007:
The Company expects 2007 Adjusted EBITDA to be between $1.355 billion and $1.375 billion. This represents 13%-15% growth on a comparable basis over 2006 (see reconciliation below). The Company expects 2007 EPS to be between $2.40 and $2.46. This represents 20%-23% growth on a comparable basis over 2006. This is consistent with the Company’s growth plans and 3 year outlook discussed at its investor day meetings earlier this year.

2007
	3 Year Outlook	Guidance
North America Same-Store Owned Hotels REVPAR growth	7-9%	7-9%

North America Same-Store Owned Hotels margin improvement	300-400 bps by 2009	100-150 bps

North America Same-Store Owned Hotels EBITDA growth	12-14%	12-14%

Management and franchise revenue growth	13-15%	13-15%

SVO growth	18-20% (’06-’09) 25-30% (’07)	25-30%

Residential	Not Provided(1)	Down $10-15M

Adjusted EBITDA growth	13-15%	13-15%

EPS growth	20-23%	20-23%

(1)	No three year guidance was provided for the residential business at the Company’s investor day meetings.
The EPS outlook is based on 2007 depreciation and amortization expense of approximately $340 million, interest expense of approximately $215 million, a tax rate of 35% and fully diluted shares outstanding of approximately 217 million.
Reconciliation to reflect the sale or closure of assets assuming the closing occurred on January 1, 2006
(in millions)

2006 Adjusted EBITDA guidance (1)	$1,300

Adjustments to estimate the full year impact of 44 owned hotels sold or expected to be sold during 2006

Less: Revenues from hotels sold or expected to sell in 2006	(375)

Add: Expenses from hotels sold or expected to sell in 2006	291

Add: Expected fees from hotels sold encumbered by management or franchise contracts as if managed or franchised from January 1, 2006	17

Add: Expected amortization of gains from hotels sold, subject to long-term management contracts, as if the transactions closed on January 1, 2006	13

Adjustments to estimate the JV hotels sold as if the transactions closed on January 1, 2006

Less: Earnings in 2006 from unconsolidated JV hotels sold	(32)

Adjustments for two hotels which have closed or are expected to close for redevelopment

Less: Revenues from hotels expected to close for redevelopment	(57)

Add: Expenses from hotels expected to close for redevelopment	45

Estimated 2006 Adjusted EBITDA to reflect the full-year effect of assets sold or closed	$1,202

(1) See page 14 for the non-GAAP to GAAP reconciliation EBITDA guidance.
Special Items
The Company recorded net credits of $7 million (after-tax) for special items in the third quarter of 2006 compared to $91 million of net charges (after-tax) in the same period of 2005.
Special items in the third quarter of 2006 primarily relate to losses on asset dispositions and additional one-time income tax benefits realized in connection with the Host transaction.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2006	2005		2006	2005
$148	$131	Income from continuing operations before special items	$408	$364

$0.68	$0.58	EPS before special items	$1.82	$1.63

		Special Items
1	—	Restructuring and other special credits (charges), net (a)	(11)	—
—	—	Debt defeasance costs (b)	(37)	—
—	—	Debt extinguishment costs (c)	(7)	—
(18)	(16)	(Loss) gain on asset dispositions and impairments, net (d)	1	(32)

(17)	(16)	Total special items — pre-tax	(54)	(32)
5	6	Income tax benefit for special items (e)	21	11
18	—	Income tax benefits related to the transaction with Host (f)	514	—
—	(47)	Tax expense and repatriation of foreign earnings	—	(47)
1	(34)	Reserves and credits associated with tax matters (g)	23	(32)

7	(91)	Total special items — after-tax	504	(100)

$155	$40	Income from continuing operations	$912	$264

$0.71	$0.18	EPS including special items	$4.06	$1.18

(a)	Restructuring and other special credits (charges), net primarily related to transition costs associated with the Le Méridien transaction.

(b)	During the three months ended March 31, 2006, the Company completed two transactions whereby it was released from certain debt obligations that allowed Starwood to sell certain hotels that previously served as collateral for such debt. The Company incurred expenses totaling $37 million in connection with the early extinguishment of these debt obligations. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(c)	During the three months ended June 30, 2006, the Company incurred costs of approximately $7 million related to the early extinguishment of $150 million of debentures issued by its former subsidiary, Sheraton Holding Corporation. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(d)	For the three months ended September 30, 2006, primarily reflects $36 million in losses recognized in connection with the sale of the Sheraton Colony Square and the Sheraton Colonial, offset by a $13 million gain on the sale of Starwood’s interest in the joint venture that owns the Westin La Cantera and a $6 million gain as a result of insurance proceeds received for the Sheraton Cancun as reimbursement for property damage from Hurricane Wilma.

(e)	Represents taxes on special items at the Company’s incremental tax rate.

(f)	Primarily relates to a deferred tax asset recognized on the deferred gain and other one-time tax benefits realized in connection with the Host sale.

(g)	Income tax benefit in the nine months ended September 30, 2006 primarily relates to the reversal of tax reserves no longer deemed necessary as the related contingencies have been resolved. Income tax expense in the three and nine months ended September 30, 2005 is due to increases in tax reserves related to the Company’s 1998 disposition of the World Directories business, offset by tax refunds related to the 1995 split-up of ITT Corporation.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (EST) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 12:30 p.m. (EST) today through Thursday, October 26 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 4870671).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date, undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 850 properties in more than 95 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W®, Le Méridien® and the recently announced aloft (SM) and Element (SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2006	2005	Variance		2006	2005	Variance
			Revenues

$594	$871	(31.8)	Owned, leased and consolidated joint venture hotels	$2,090	$2,623	(20.3)
255	233	9.4	Vacation ownership and residential sales and services	683	697	(2.0)
182	126	44.4	Management fees, franchise fees and other income	488	349	39.8
430	266	61.7	Other revenues from managed and franchised properties (a)	1,146	792	44.7

1,461	1,496	(2.3)		4,407	4,461	(1.2)
			Costs and Expenses
443	646	31.4	Owned, leased and consolidated joint venture hotels	1,575	1,962	19.7
183	169	(8.3)	Vacation ownership and residential	532	503	(5.8)
115	98	(17.3)	Selling, general, administrative and other	342	274	(24.8)
(1)	—	100.0	Restructuring and other special (credits) charges, net	11	—	(100.0)
70	99	29.3	Depreciation	210	305	31.1
11	4	(175.0)	Amortization	21	13	(61.5)
430	266	(61.7)	Other expenses from managed and franchised properties (a)	1,146	792	(44.7)

1,251	1,282	2.4		3,837	3,849	(0.3)
210	214	(1.9)	Operating income	570	612	(6.9)
8	9	(11.1)	Equity earnings and gains and losses from unconsolidated ventures, net	46	40	15.0
(28)	(59)	52.5	Interest expense, net of interest income of $17, $6, $26 and $11	(175)	(181)	3.3
(18)	(16)	(12.5)	(Loss) gain on asset dispositions and impairments, net	1	(32)	103.1

172	148	16.2	Income from continuing operations before taxes and minority equity	442	439	0.7
(17)	(107)	n/m	Income tax (expense) benefit	470	(175)	n/m
—	(1)	n/m	Minority equity in net income	—	—	—

155	40	n/m	Income from continuing operations	912	264	n/m
			Discontinued Operations:
—	(1)	n/m	Loss from operations	—	(1)	n/m
—	—	—	Cumulative effect of accounting change	(72)	—	n/m

$155	$39	n/m	Net income	$840	$263	n/m

			Earnings (Loss) Per Share — Basic
$0.73	$0.19	n/m	Continuing operations	$4.26	$1.22	n/m
—	(0.01)	n/m	Discontinued operations	—	—	—
—	—	—	Cumulative effect of accounting change	(0.33)	—	—

$0.73	$0.18	n/m	Net income	$3.93	$1.22	n/m

			Earnings (Loss) Per Share — Diluted
$0.71	$0.18	n/m	Continuing operations	$4.06	$1.18	n/m
—	(0.01)	n/m	Discontinued operations	—	—	—
—	—	—	Cumulative effect of accounting change	(0.32)	—	—

$0.71	$0.17	n/m	Net income	$3.74	$1.18	n/m

212	218		Weighted average number of Shares	214	216

220	226		Weighted average number of Shares assuming dilution	224	223

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$315	$897
Restricted cash	312	295
Accounts receivable, net of allowance for doubtful accounts of $46 and $50	644	642
Inventories	516	280
Prepaid expenses and other	179	169

Total current assets	1,966	2,283
Investments	415	403
Plant, property and equipment, net	3,816	4,169
Assets held for sale (a)	23	2,882
Goodwill and intangible assets, net	2,331	2,315
Deferred tax assets	375	40
Other assets (b)	440	402

	$9,366	$12,494

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$729	$1,219
Accounts payable	151	156
Accrued expenses	339	1,049
Accrued salaries, wages and benefits	904	297
Accrued taxes and other	72	158

Total current liabilities	2,195	2,879
Long-term debt (c)	2,345	2,849
Long-term debt held for sale (d)	—	77
Deferred tax liabilities	65	602
Other liabilities	1,986	851

	6,591	7,258
Minority interest	25	25
Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 0 and 562,222 shares at September 30, 2006 and December 31, 2005, respectively	—	—
Class B exchangeable preferred shares of the Trust; $0.01 par value; authorized 15,000,000 shares; outstanding 0 and 24,627 shares at September 30, 2006 and December 31, 2005, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 211,798,871 and 217,218,781 shares at September 30, 2006 and December 31, 2005, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 0 and 217,218,781 shares at September 30, 2006 and December 31, 2005, respectively	—	2
Additional paid-in capital	2,162	5,412
Deferred compensation	—	(53)
Accumulated other comprehensive loss	(249)	(322)
Retained earnings	835	170

Total stockholders’ equity	2,750	5,211

	$9,366	$12,494

(a)	At September 30, 2006, includes 2 hotels expected to be sold in the fourth quarter of 2006. At December 31, 2005, includes 33 hotels that were sold in the second quarter of 2006 in connection with the definitive agreement signed on November 14, 2005 with Host Hotels & Resorts, Inc. and 3 hotels that had signed definitive agreements at December 31, 2005 and were sold in the first quarter of 2006.

(b)	Includes restricted cash of $10 million and $12 million at September 30, 2006 and December 31, 2005, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $390 million and $469 million at September 30, 2006 and December 31, 2005, respectively.

(d)	Represents the debt that was assumed by Host in connection with the definitive agreement signed on November 14, 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2006	2005	Variance		2006	2005	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$155	$39	n/m	Net income	$840	$263	n/m
50	70	(28.6)	Interest expense(a)	216	207	4.3
17	107	n/m	Income tax (benefit) expense	(470)	175	n/m
77	108	(28.7)	Depreciation(b)	233	330	(29.4)
12	6	100.0	Amortization (c)	25	18	38.9

311	330	(5.8)	EBITDA	844	993	(15.0)
18	16	12.5	Loss (gain) on asset dispositions and impairments, net	(1)	32	(103.1)
(1)	—	n/m	Restructuring and other special charges, net	11	—	n/m
—	1	n/m	Discontinued operations	—	1	n/m
—	—	—	Cumulative effect of accounting change	72	—	n/m

$328	$347	(5.5)	Adjusted EBITDA	$926	$1,026	(9.7)

(a)	Includes $5 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended September 30, 2006 and 2005, respectively, and $15 million and $15 million for the nine months ended September 30, 2006 and 2005, respectively.

(b)	Includes $7 million and $9 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2006 and 2005, respectively, and $23 million and $25 million for the nine months ended September 30, 2006 and 2005, respectively.

(c)	Includes $1 million and $2 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2006 and 2005, respectively, and $4 million and $5 million for the nine months ended September 30, 2006 and 2005, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Three Months Ended		Year Ended
December 31, 2006		December 31, 2006
$158	Net income	$994
52	Interest expense	266
76	Income tax expense	(388)
88	Depreciation and amortization	346

374	EBITDA	1,218
—	Gain on asset disposition and impairments, net	(1)
—	Restructuring and other special charges, net	11
—	Cumulative effect of accounting change	72

$374	Adjusted EBITDA	$1,300

Three Months Ended		Year Ended
December 31, 2006		December 31, 2006
$158	Income from continuing operations	1,066

$0.73	EPS	$4.81

	Special Items
—	Restructuring and other special charges, net	11
—	Debt defeasance costs	37
—	Debt extinguishment costs	7
—	Gain on asset dispositions and impairments, net	(1)

—	Total special items — pre-tax	54
—	Income tax benefit on special items	(18)
—	Income tax benefit related to the transaction with Host	(514)
—	Reserves and credits associated with tax matters	(23)

—	Total special items — after-tax	(501)

$158	Income from continuing operations excluding special items	$565

$0.73	EPS excluding special items	$2.55

Three Months Ended		Year Ended
December 31, 2005		December 31, 2005
$159	Net income	$422
76	Interest expense	283
44	Income tax expense	218
93	Depreciation	423
8	Amortization	26

380	EBITDA	1,372
(2)	Loss on asset dispositions and impairments, net	30
—	Discontinued operations	2
13	Restructuring and other special charges, net	13

$391	Adjusted EBITDA	$1,417

	Year Ended December 31, 2007
	Low	High
Net income	$520	$533
Interest expense	215	215
Income tax expense	280	287
Depreciation and amortization	340	340

EBITDA	$1,355	$1,375

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels (1)			%
2006	2005	Variance	Worldwide	2006	2005	Variance
			Revenue
$500	$462	8.1	Same-Store Owned Hotels	$1,434	$1,321	8.5
14	344	(95.9)	Hotels Sold or Closed in 2006 and 2005 (54 hotels)	376	1,058	(64.5)
75	60	25.4	Hotels Without Comparable Results (12 hotels)	274	238	14.8
5	5	7.3	Other ancillary hotel operations	6	6	7.2

$594	$871	(31.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$2,090	$2,623	(20.3)

			Costs and Expenses
$366	$343	6.8	Same-Store Owned Hotels	$1,069	$1,008	6.0
11	247	95.5	Hotels Sold or Closed in 2006 and 2005 (54 hotels)	288	765	62.4
64	55	n/a	Hotels Without Comparable Results (12 hotels)	215	185	(16.3)
2	1	(24.5)	Other ancillary hotel operations	3	4	(2.9)

$443	$646	31.4	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,575	$1,962	19.7

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2006	2005	Variance	North America	2006	2005	Variance
			Revenue
$321	$299	7.3	Same-Store Owned Hotels	$936	$850	10.1
13	287	(95.6)	Hotels Sold or Closed in 2006 and 2005 (43 hotels)	304	863	(64.8)
59	43	36.5	Hotels Without Comparable Results (8 hotels)	232	188	23.3

$393	$629	(37.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,472	$1,901	(22.6)

			Costs and Expenses
$236	$224	5.4	Same-Store Owned Hotels	$691	$647	6.8
11	207	(94.7)	Hotels Sold or Closed in 2006 and 2005 (43 hotels)	237	629	(62.5)
53	43	21.5	Hotels Without Comparable Results (8 hotels)	183	149	23.2

$300	$474	36.9	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,111	$1,425	22.1

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2006	2005	Variance	International	2006	2005	Variance
			Revenue
$179	$163	9.5	Same-Store Owned Hotels	$498	$471	5.8
1	57	(97.3)	Hotels Sold or Closed in 2006 and 2005 (11 hotels)	72	195	(62.9)
16	17	(3.7)	Hotels Without Comparable Results (4 hotels)	42	50	(16.9)
5	5	7.3	Other ancillary hotel operations	6	6	7.2

$201	$242	(16.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$618	$722	(14.3)

			Costs and Expenses
$130	$119	9.6	Same-Store Owned Hotels	$378	$361	4.5
—	40	(99.7)	Hotels Sold or Closed in 2006 and 2005 (11 hotels)	51	136	(62.2)
11	12	(6.8)	Hotels Without Comparable Results (4 hotels)	32	36	(12.4)
2	1	24.5	Other ancillary hotel operations	3	4	2.9

$143	$172	16.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$464	$537	13.5

(1)	Same-Store Owned Hotel Results exclude 54 hotels sold or closed in 2006 and 2005 and 12 hotels without comparable results;

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended September 30, 2006
UNAUDITED

	System Wide(1) – Worldwide			System Wide(1) – North America			System Wide(1) – International
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.

TOTAL HOTELS REVPAR ($)	112.54	103.07	9.2%	112.40	104.55	7.5%	112.78	100.62	12.1%
ADR ($)	155.31	142.43	9.0%	149.66	139.30	7.4%	165.66	148.17	11.8%
OCCUPANCY (%)	72.5%	72.4%	0.1	75.1%	75.1%	0.0	68.1%	67.9%	0.2

SHERATON REVPAR ($)	99.73	91.79	8.7%	105.61	98.91	6.8%	92.92	83.56	11.2%
ADR ($)	140.27	128.41	9.2%	141.27	131.48	7.4%	138.97	124.45	11.7%
OCCUPANCY (%)	71.1%	71.5%	(0.4)	74.8%	75.2%	(0.4)	66.9%	67.1%	(0.2)

WESTIN REVPAR ($)	124.37	114.60	8.5%	120.50	111.11	8.5%	136.89	125.82	8.8%
ADR ($)	169.82	157.24	8.0%	163.28	151.60	7.7%	191.62	175.84	9.0%
OCCUPANCY (%)	73.2%	72.9%	0.3	73.8%	73.3%	0.5	71.4%	71.6%	(0.2)

ST. REGIS/LUXURY COLLECTION REVPAR ($)	277.27	235.77	17.6%	186.94	165.79	12.8%	337.57	283.32	19.1%
ADR ($)	385.41	346.40	11.3%	261.99	244.91	7.0%	466.69	414.75	12.5%
OCCUPANCY (%)	71.9%	68.1%	3.8	71.4%	67.7%	3.7	72.3%	68.3%	4.0

W REVPAR ($)	216.80	195.57	10.9%	225.80	203.10	11.2%	130.84	123.73	5.7%
ADR ($)	272.15	248.38	9.6%	274.28	250.28	9.6%	241.20	221.93	8.7%
OCCUPANCY (%)	79.7%	78.7%	1.0	82.3%	81.1%	1.2	54.2%	55.8%	(1.6)

FOUR POINTS REVPAR ($)	73.19	67.02	9.2%	73.19	67.64	8.2%	73.19	65.07	12.5%
ADR ($)	99.26	92.54	7.3%	98.49	92.14	6.9%	101.72	93.87	8.4%
OCCUPANCY (%)	73.7%	72.4%	1.3	74.3%	73.4%	0.9	71.9%	69.3%	2.6

OTHER REVPAR ($)	109.81	111.72	(1.7)%	109.81	111.72	(1.7)%
ADR ($)	126.30	125.28	0.8%	126.30	125.28	0.8%
OCCUPANCY (%)	86.9%	89.2%	(2.3)	86.9%	89.2%	(2.3)

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended September 30, 2006
UNAUDITED

	System Wide(1)			Company Operated(2)
	2006	2005	Var.	2006	2005	Var.

TOTAL WORLDWIDE REVPAR ($)	112.54	103.07	9.2%	126.26	115.61	9.2%
ADR ($)	155.31	142.43	9.0%	171.73	156.90	9.5%
OCCUPANCY (%)	72.5%	72.4%	0.1	73.5%	73.7%	(0.2)

NORTH AMERICA REVPAR ($)	112.40	104.55	7.5%	132.53	122.93	7.8%
ADR ($)	149.66	139.30	7.4%	171.55	159.13	7.8%
OCCUPANCY (%)	75.1%	75.1%	0.0	77.3%	77.3%	0.0

EUROPE REVPAR ($)	157.54	134.87	16.8%	180.76	155.22	16.5%
ADR ($)	221.82	197.27	12.4%	250.18	224.06	11.7%
OCCUPANCY (%)	71.0%	68.4%	2.6	72.3%	69.3%	3.0

AFRICA & MIDDLE EAST REVPAR ($)	85.45	77.33	10.5%	86.87	79.18	9.7%
ADR ($)	129.77	114.80	13.0%	131.34	114.93	14.3%
OCCUPANCY (%)	65.8%	67.4%	(1.6)	66.1%	68.9%	(2.8)

ASIA PACIFIC REVPAR ($)	97.29	91.73	6.1%	96.89	91.74	5.6%
ADR ($)	140.48	129.49	8.5%	136.54	126.60	7.9%
OCCUPANCY (%)	69.3%	70.8%	(1.5)	71.0%	72.5%	(1.5)

LATIN AMERICA REVPAR ($)	63.47	58.47	8.6%	67.36	63.78	5.6%
ADR ($)	108.15	99.66	8.5%	120.41	110.17	9.3%
OCCUPANCY (%)	58.7%	58.7%	0.0	55.9%	57.9%	(2.0)

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended September 30, 2006
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
	76 Hotels			46 Hotels			30 Hotels
TOTAL HOTELS REVPAR ($)	142.08	128.52	10.6%	140.50	128.85	9.0%	145.31	127.86	13.6%
ADR ($)	190.53	175.81	8.4%	178.87	166.54	7.4%	218.45	198.29	10.2%
OCCUPANCY (%)	74.6%	73.1%	1.5	78.5%	77.4%	1.1	66.5%	64.5%	2.0
Total REVENUE	499,899	462,517	8.1%	321,437	299,482	7.3%	178,462	163,035	9.5%
Total EXPENSES	366,476	343,069	6.8%	235,783	223,789	5.4%	130,693	119,280	9.6%

	67 Hotels			37 Hotels			30 Hotels
BRANDED HOTELS REVPAR ($)	144.66	129.49	11.7%	144.28	130.43	10.6%	145.31	127.86	13.6%
ADR ($)	194.49	178.88	8.7%	182.91	169.53	7.9%	218.45	198.29	10.2%
OCCUPANCY (%)	74.4%	72.4%	2.0	78.9%	76.9%	2.0	66.5%	64.5%	2.0
Total REVENUE	462,066	422,356	9.4%	283,604	259,321	9.4%	178,462	163,035	9.5%
Total EXPENSES	338,458	314,141	7.7%	207,765	194,861	6.6%	130,693	119,280	9.6%

(1)	Hotel Results exclude 51 hotels sold and 11 hotels without comparable results during 2005 & 2006

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended September 30, 2006
UNAUDITED ($ millions)

	Worldwide
	2006	2005	Variance	% Variance

Management Fees:
Base Fees	65	37	28	75.7%
Incentive Fees	34	22	12	54.5%

Total Management Fees	99	59	40	67.8%

Franchise Fees	31	25	6	24.0%

Total Management & Franchise Fees	130	84	46	54.8%

Other Management & Franchise Revenues (1)	26	7	19	271.4%

Total Management & Franchise Revenues	156	91	65	71.4%

Other (2)	26	35	(9)	(25.7)%

Management Fees, Franchise Fees and Other Income	182	126	56	44.4%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $19 million in 2006 and $3 million in 2005 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other primarily includes revenues from Bliss and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended September 30, 2006
UNAUDITED ($ millions)

	2006	2005	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	185	163	13.5%
Other Sales and Services Revenues (2)	34	28	21.4%
Deferred Revenues — Percentage of Completion	20	(23)	n/m
Deferred Revenues — Other (3)	10	6	n/m

Vacation Ownership Sales and Services Revenues	249	174	43.1%
Residential Sales and Services Revenues	6	59	(89.8%)

Total Vacation Ownership & Residential Sales and Services Revenues	255	233	9.4%

Originated Sales Expenses (4) — Vacation Ownership Sales	113	107	(5.6%)
Other Expenses (5)	39	29	(34.5%)
Deferred Expenses — Percentage of Completion	14	(13)	n/m
Deferred Expenses — Other	12	3	(33.3%)

Vacation Ownership Expenses	178	126	(41.3%)
Residential Expenses	5	43	88.4%

Total Vacation Ownership & Residential Expenses	183	169	(8.3%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and, in 2006, provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are no longer deferred per SFAS 152 as of January 1, 2006.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Nine Months Ended September 30, 2006
UNAUDITED

	System Wide(1) – Worldwide			System Wide(1) – North America			System Wide(1) – International
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.

TOTAL HOTELS REVPAR ($)	109.33	99.84	9.5%	111.42	101.63	9.6%	105.85	96.87	9.3%
ADR ($)	154.87	143.21	8.1%	152.71	141.08	8.2%	158.82	147.09	8.0%
OCCUPANCY (%)	70.6%	69.7%	0.9	73.0%	72.0%	1.0	66.6%	65.9%	0.7

SHERATON REVPAR ($)	97.49	89.12	9.4%	102.13	93.62	9.1%	92.10	83.89	9.8%
ADR ($)	140.52	129.02	8.9%	141.54	130.20	8.7%	139.24	127.52	9.2%
OCCUPANCY (%)	69.4%	69.1%	0.3	72.2%	71.9%	0.3	66.1%	65.8%	0.3

WESTIN REVPAR ($)	126.39	115.98	9.0%	125.57	113.90	10.2%	129.07	122.75	5.1%
ADR ($)	175.35	163.36	7.3%	171.45	158.05	8.5%	188.91	181.72	4.0%
OCCUPANCY (%)	72.1%	71.0%	1.1	73.2%	72.1%	1.1	68.3%	67.6%	0.7

ST. REGIS/LUXURY COLLECTION REVPAR ($)	237.68	211.21	12.5%	208.71	183.47	13.8%	255.51	229.22	11.5%
ADR ($)	343.41	321.14	6.9%	284.38	265.38	7.2%	383.44	360.48	6.4%
OCCUPANCY (%)	69.2%	65.8%	3.4	73.4%	69.1%	4.3	66.6%	63.6%	3.0

W REVPAR ($)	205.34	181.86	12.9%	213.38	189.76	12.4%	128.56	106.47	20.7%
ADR ($)	270.01	246.16	9.7%	272.22	247.85	9.8%	239.28	220.63	8.5%
OCCUPANCY (%)	76.0%	73.9%	2.1	78.4%	76.6%	1.8	53.7%	48.3%	5.4

FOUR POINTS REVPAR ($)	68.28	61.93	10.3%	66.97	60.69	10.3%	72.27	65.73	9.9%
ADR ($)	97.41	90.59	7.5%	95.47	88.07	8.4%	103.35	98.62	4.8%
OCCUPANCY (%)	70.1%	68.4%	1.7	70.1%	68.9%	1.2	69.9%	66.7%	3.2

OTHER REVPAR ($)	110.31	106.45	3.6%	110.31	106.45	3.6%
ADR ($)	131.00	131.47	(0.4)%	131.00	131.47	(0.4)%
OCCUPANCY (%)	84.2%	81.0%	3.2	84.2%	81.0%	3.2

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Nine Months Ended September 30, 2006
UNAUDITED

	System Wide(1)			Company Operated(2)
	2006	2005	Var.	2006	2005	Var.

TOTAL WORLDWIDE REVPAR ($)	109.33	99.84	9.5%	122.39	111.74	9.5%
ADR ($)	154.87	143.21	8.1%	171.15	157.83	8.4%
OCCUPANCY (%)	70.6%	69.7%	0.9	71.5%	70.8%	0.7

NORTH AMERICA REVPAR ($)	111.42	101.63	9.6%	131.38	119.56	9.9%
ADR ($)	152.71	141.08	8.2%	175.15	161.80	8.3%
OCCUPANCY (%)	73.0%	72.0%	1.0	75.0%	73.9%	1.1

EUROPE REVPAR ($)	133.48	122.11	9.3%	151.89	138.66	9.5%
ADR ($)	198.21	187.77	5.6%	220.83	210.54	4.9%
OCCUPANCY (%)	67.3%	65.0%	2.3	68.8%	65.9%	2.9

AFRICA & MIDDLE EAST REVPAR ($)	92.33	83.14	11.1%	93.31	84.02	11.1%
ADR ($)	136.46	121.69	12.1%	140.48	121.14	16.0%
OCCUPANCY (%)	67.7%	68.3%	(0.6)	66.4%	69.4%	(3.0)

ASIA PACIFIC REVPAR ($)	95.34	89.59	6.4%	93.02	88.49	5.1%
ADR ($)	143.36	133.67	7.2%	139.07	131.39	5.8%
OCCUPANCY (%)	66.5%	67.0%	(0.5)	66.9%	67.4%	(0.5)

LATIN AMERICA REVPAR ($)	75.36	64.86	16.2%	83.40	72.29	15.4%
ADR ($)	118.11	105.03	12.5%	133.15	115.73	15.1%
OCCUPANCY (%)	63.8%	61.8%	2.0	62.6%	62.5%	0.1

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Nine Months Ended September 30, 2006
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
	75 Hotels			45 Hotels			30 Hotels
TOTAL HOTELS REVPAR ($)	134.65	122.48	9.9%	134.01	120.62	11.1%	135.95	126.25	7.7%
ADR ($)	188.27	174.10	8.1%	181.28	165.62	9.5%	204.01	193.32	5.5%
OCCUPANCY (%)	71.5%	70.3%	1.2	73.9%	72.8%	1.1	66.6%	65.3%	1.3
Total REVENUE	1,433,521	1,320,629	8.5%	935,787	850,001	10.1%	497,734	470,628	5.8%
Total EXPENSES	1,068,727	1,008,270	6.0%	690,532	646,526	6.8%	378,195	361,744	4.5%

	66 Hotels			36 Hotels			30 Hotels
BRANDED HOTELS REVPAR ($)	138.09	125.33	10.2%	139.32	124.81	11.6%	135.95	126.25	7.7%
ADR ($)	192.29	177.29	8.5%	186.30	169.16	10.1%	204.01	193.32	5.5%
OCCUPANCY (%)	71.8%	70.7%	1.1	74.8%	73.8%	1.0	66.6%	65.3%	1.3
Total REVENUE	1,330,461	1,220,019	9.1%	832,727	749,391	11.1%	497,734	470,628	5.8%
Total EXPENSES	985,929	928,622	6.2%	607,734	566,878	7.2%	378,195	361,744	4.5%

(1)	Hotel Results exclude 54 hotels sold and 12 hotels without comparable results during 2005 & 2006

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Nine Months Ended September 30, 2006
UNAUDITED ($ millions)

	Worldwide
	2006	2005	Variance	% Variance

Management Fees:
Base Fees	169	105	64	61.0%
Incentive Fees	91	54	37	68.5%

Total Management Fees	260	159	101	63.5%

Franchise Fees	87	72	15	20.8%

Total Management & Franchise Fees	347	231	116	50.2%

Other Management & Franchise Revenues (1)	56	27	29	107.4%

Total Management & Franchise Revenues	403	258	145	56.2%

Other (2)	85	91	(6)	(6.6)%

Management Fees, Franchise Fees and Other Income	488	349	139	39.8%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $42 million in 2006 and $9 million in 2005 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other primarily includes revenues from Bliss and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Nine Months Ended September 30, 2006
UNAUDITED ($ millions)

	2006	2005	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	563	467	20.6%
Other Sales and Services Revenues (2)	104	83	25.3%
Deferred Revenues — Percentage of Completion	(70)	2	n/m
Deferred Revenues — Other (3)	(2)	2	n/m

Vacation Ownership Sales and Services Revenues	595	554	7.4%
Residential Sales and Services Revenues	88	143	(38.5%)

Total Vacation Ownership & Residential Sales and Services Revenues	683	697	(2.0%)

Originated Sales Expenses (4) — Vacation Ownership Sales	362	301	(20.3%)
Other Expenses (5)	118	91	(29.7%)
Deferred Expenses — Percentage of Completion	(33)	1	n/m
Deferred Expenses — Other	19	1	n/m

Vacation Ownership Expenses	466	394	(18.3%)
Residential Expenses	66	109	39.4%

Total Vacation Ownership & Residential Expenses	532	503	(5.8%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and, in 2006, provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are no longer deferred per SFAS 152 as of January 1, 2006.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of September 30, 2006
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)
Floating Rate Debt:
Senior credit facility
Revolving credit facility	Various + .525%	$872	28%	5.83%	4.4

		872	28%	5.83%	4.4
Mortgages and other	Various	134	4%	6.08%	1.7
Interest rate swaps	LIBOR + 4.23%	300	10%	9.60%

Total Floating		1,306	42%	6.72%	4.0
Fixed Rate Debt:
Sheraton Holding public debt		449	15%	7.38%	9.1
Senior notes (1)		1,483	48%	6.70%	3.2
Mortgages and other		136	5%	7.46%	8.5
Interest rate swaps		(300)	(10%)	7.88%

Total Fixed		1,768	58%	6.80%	4.8

Total Debt		$3,074	100%	6.76%	4.6

(1) Balance consists of outstanding public debt of $1.497 billion and a $8 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($22) million fair value adjustment related to current fixed to floating interest rate swaps.	Maturities

	<1 year	$729

	2-3 years	92

	4-5 years	918
	>5 years	1,335

		$3,074

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2006
UNAUDITED ($ millions)
Properties without comparable results in 2006:

Property	Location
W New Orleans — French Quarter	New Orleans, LA
W New Orleans	New Orleans, LA
St. Regis Aspen	Aspen, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
St. Regis New York	New York, NY
Caesars Paradise Stream	Mount Pocono, PA
St. Regis Hotel, San Francisco	San Francisco, CA
Westin St. John Resort & Villas	St. John, Virgin Islands
The Westin Resort & Spa, Cancun	Cancun, Mexico
Sheraton Diana Majestic Hotel	Milan, Italy
Sheraton Fiji	Nadi, Fiji
Westin Royal Denarau	Nadi, Fiji
Properties sold or closed in 2006 and 2005:

Property	Location
33 Hotels Sold to Host Hotels & Resorts	Various
Sheraton Denver Tech Center	Englewood, CO
Deerfield Beach Hilton	Ft. Lauderdale, FL
Raphael	Chicago, IL
Sheraton Chapel Hill	Chapel Hill, NC
St. Regis Washington, DC	Washington, DC
Sheraton Russell Hotel	New York, NY
Westin Philadelphia	Philadelphia, PA
Westin Princeton at Forrestal Village	Princeton, NJ
Sheraton Ft. Lauderdale Airport Hotel	Dania, FL
Westin Hotel Long Beach	Long Beach, CA
Sheraton Suites San Diego	San Diego, CA
Sheraton Framingham Hotel	Framingham, MA
Westin Embassy Row, Washington D.C.	Washington, DC
Westin Atlanta North at Perimeter	Atlanta, GA
Sheraton Suites Key West	Key West, FL
Sheraton Colony Square	Atlanta, GA
Sheraton Colonial Hotel & Golf Club	Lynnfield, MA
Sheraton Universal Hotel	Universal City, CA
Hotel Danieli	Venice, Italy
Sheraton Lisboa Hotel & Towers	Lisbon, Portugal
Sheraton Cancun Resort & Towers	Cancun, Mexico
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $322 million)	$637
Debt	$3,074
Revenues and Expenses Associated with Assets Sold or Closed in 2005 and 2006 or Expected to be Sold in the Fourth Quarter of 2006 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold in 2005:
2005
Revenues	$36	$41	$28	$18	$123
Expenses (excluding depreciation)	$29	$27	$20	$14	$90

Hotels Sold in the First Nine Months of 2006:
2006
Revenues	$294	$68	$14	$—	$376
Expenses (excluding depreciation)	$225	$52	$11	$—	$288

2005
Revenues	$286	$351	$316	$339	$1,292
Expenses (excluding depreciation)	$223	$239	$227	$239	$928

Hotels Classified as Held for Sale at September 30, 2006:
2006
Revenues	$1	$1	$1	$—	$3
Expenses (excluding depreciation)	$1	$1	$1	$—	$3

2005
Revenues	$1	$1	$1	$1	$4
Expenses (excluding depreciation)	$1	$1	$1	$1	$4
(1)	Results consist of 11 hotels sold in 2005, 43 hotels sold in 2006 and 2 hotels which are classified as held for sale at September 30, 2006. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2006 and 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2006
UNAUDITED ($ millions)

	Q3	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	47	186
Corporate/IT	10	32

Subtotal	57	218

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	19	50
Net capital expenditures for inventory (1)	24	85

Subtotal	43	135

Development Capital	19	109

Total Capital Expenditures	119	462

(1)	Represents gross inventory capital expenditures of $88 and $229 in the three and nine months ended September 30, 2006, respectively, less cost of sales of $64 and $144 in the three and nine months ended September 30, 2006, respectively.

STARWOOD HOTELS &
RESORTS WORLDWIDE, INC.
2006 Divisional Hotel Inventory Summary by Ownership by Brand
As of September 30, 2006

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	15	6,562	8	1,711	5	2,713	2	831	30	11,817
Westin	8	4,030	5	1,068	3	901	1	273	17	6,272
Four Points	6	1,153	—	—	—	—	1	630	7	1,783
W	10	3,178	—	—	—	—	—	—	10	3,178
Luxury Collection	1	654	7	828	1	181	—	—	9	1,663
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	10	2,482	—	—	—	—	—	—	10	2,482

Total Owned	53	18,727	21	3,768	9	3,795	4	1,734	87	28,024

Managed & UJV
Sheraton	55	28,541	76	22,516	14	2,749	47	16,103	192	69,909
Westin	46	25,328	14	3,709	—	—	11	4,383	71	33,420
Four Points	1	475	6	899	3	428	2	614	12	2,416
W	8	2,269	—	—	1	237	2	330	11	2,836
Luxury Collection	6	1,427	9	1,545	8	298	—	—	23	3,270
St. Regis	5	728	1	95	—	—	2	591	8	1,414
Le Meridien	5	1,058	69	16,348	3	839	24	5,832	101	24,077
Other	4	3,305	1	165	—	—	—	—	5	3,470

Total Managed & UJV	130	63,131	176	45,277	29	4,551	88	27,853	423	140,812

Franchised
Sheraton	122	37,895	26	6,663	4	1,294	18	6,719	170	52,571
Westin	29	10,311	3	1,131	3	598	5	1,226	40	13,266
Four Points	84	14,610	11	1,539	9	1,384	2	235	106	17,768
Luxury Collection	1	249	14	1,746	—	—	—	—	15	1,995
Le Meridien	4	1,342	11	3,793	—	—	5	2,772	20	7,907

Total Franchised	240	64,407	65	14,872	16	3,276	30	10,952	351	93,507

Systemwide
Sheraton	192	72,998	110	30,890	23	6,756	67	23,653	392	134,297
Westin	83	39,669	22	5,908	6	1,499	17	5,882	128	52,958
Four Points	91	16,238	17	2,438	12	1,812	5	1,479	125	21,967
W	18	5,447	—	—	1	237	2	330	21	6,014
Luxury Collection	8	2,330	30	4,119	9	479	—	—	47	6,928
St. Regis	8	1,396	2	256	—	—	2	591	12	2,243
Le Meridien	9	2,400	80	20,141	3	839	29	8,604	121	31,984
Other	14	5,787	1	165	—	—	—	—	15	5,952

Total Systemwide	423	146,265	262	63,917	54	11,622	122	40,539	861	262,343

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of September 30, 2006
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total(2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	7	6	6	2,596	135	1,683	4,414
Westin	9	4	6	657	591	636	1,884
St. Regis	2	1	2	25	22	—	47
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	21	14	14	3,402	748	2,320	6,470

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	36	234

Total including UJV’s	23	15	15	3,600	748	2,356	6,704

Total Intervals Including UJV’s(7)				187,200	38,896	122,512	348,608

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales, and announced new resorts, Sheraton Kauai and St. Regis Punta Mita (UJV)

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.